UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CREDIT SUISSE CAPITAL FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

August 20, 2010

URGENT-YOUR RESPONSE IS NEEDED

1-866-745-0271

Re: Credit Suisse Large Cap Value Fund

Dear Shareholder,

We have been trying to get in touch with you regarding an extremely important matter pertaining to your investment in the above mentioned fund.  This matter pertains to a proposed reorganization of the Fund therefore it is extremely urgent that we speak to you.

Please call us toll-free at 1-866-745-0271 between 9:00 a.m. and 11:00 p.m. EST, Monday to Friday.  We do not require you to provide any personal information when calling, and this process will only take a few minutes of your time.

It is imperative that we hear from you in order to discuss your options regarding the proposed reorganization.

Sincerely,

John G. Popp

Chief Executive Office and President

“TAG ID”